                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              THE BANC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                                                  April 30, 2003

Dear Stockholder:

     On behalf of the Board of Directors and management of The Banc Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Harbert Center, Room C, 2019 4th Avenue North, Birmingham, Alabama 35203, on June 17, 2003, at 10:00 a.m. Central Daylight Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted upon, there also will be a report on our operations. Our directors and officers will be present to respond to any questions of general interest that stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                           Sincerely,

                                           /s/ James A. Taylor

                                           James A. Taylor
                                           Chief Executive Officer and
                                           Chairman of the Board

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 2003
                             ---------------------

To the Stockholders of The Banc Corporation:

     You are hereby notified that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of The Banc Corporation, a Delaware corporation, will be held at the Harbert Center, Room C, 2019 4th Avenue North, Birmingham, Alabama 35203, on Tuesday, June 17, 2003, at 10:00 a.m. Central Daylight Time, for the following purposes:

          1. to elect seven Directors, each to serve a term of three years scheduled to expire at the annual meeting of stockholders held the third year following the year of their election or until their respective successors are elected and qualified;

          2. to ratify the appointment of Ernst & Young LLP as independent auditors of The Banc Corporation for the year ending December 31, 2003; and

          3. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on April 25, 2003, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope as soon as possible. If you attend the annual meeting in person, you may revoke your proxy in person. Attendance at the meeting does not of itself revoke your proxy.

     In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at The Banc Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama, from June 6, 2003 to June 16, 2003, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

                                          By Order of the Board of Directors

                                          /s/ F. Hampton McFadden, Jr.
                                          F. Hampton McFadden, Jr.
                                          Secretary

DATED: April 30, 2003

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                PROXY STATEMENT
                    FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 2003
                             ---------------------

                                  INTRODUCTION

     We are furnishing this Proxy Statement to the holders of The Banc Corporation common stock, par value $.001 per share, in connection with our solicitation of proxies to be used at the 2003 Annual Meeting of Stockholders to be held on Tuesday, June 17, 2003, at 10:00 a.m., Central Daylight Time, at the Harbert Center, Room C, 2019 4th Avenue North, Birmingham, Alabama 35203 (the "Annual Meeting") and any adjournment thereof. The enclosed proxy is solicited on behalf of our Board of Directors. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 30, 2003.

SHAREHOLDERS ENTITLED TO VOTE

     Only stockholders of record at the close of business on April 25, 2003, are entitled to receive notice of and to vote at the Annual Meeting. Our only class of stock outstanding is our common stock, par value $.001 per share. As of the close of business on April 25, 2003, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 17,875,146.

VOTE REQUIRED

     Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. Before any business may be transacted at the Annual Meeting, a quorum must be present. A majority of our outstanding shares of common stock which are entitled to vote at the annual meeting, represented in person or by proxy shall constitute a quorum for the transaction of business. Assuming a quorum is present, the election of directors requires a plurality of the votes cast. The proposal to ratify the appointment of independent auditors must be approved by a majority. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

HOW TO VOTE YOUR SHARES

     To vote at the Annual Meeting, you may attend the Annual Meeting and vote your shares in person or vote by signing and returning the enclosed proxy card in the envelope provided. Shares of common stock represented by the accompanying proxy card will be voted in accordance with your voting instructions if the proxy card is properly executed and is received by us prior to the time of voting and is not revoked. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

HOW TO REVOKE YOUR PROXY

     Sending in a signed proxy card will not affect your right to attend the Annual Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

     - giving written notice that you wish to revoke your proxy to the Secretary of The Banc Corporation,

     - executing and delivering a later-dated proxy to the Secretary of The Banc Corporation or

     - attending, giving notice and voting in person at the Annual Meeting.

SOLICITATION

     We will bear the costs of soliciting proxies. Certain of our officers and employees or our subsidiaries may use their personal efforts to make additional requests for the return of proxies by telephone, mail or otherwise and may receive proxies on our behalf. They will receive no additional compensation for making any solicitations. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock. If management deems it necessary, we may also retain the services of a professional proxy solicitor to aid in the solicitation of proxies from brokers, banks, custodians and other nominees for which we will pay a fee that we expect will not exceed $5,000 plus reimbursement for expenses.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best of our knowledge, certain information regarding our beneficial stock ownership as of April 25, 2003, by:
(a) each of our directors and named executive officers, (b) all directors and executive officers as a group, and (c) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or her.

                                                              NUMBER OF SHARES OF   PERCENTAGE(1)(2)
                                                                THE CORPORATION        OF COMMON
                            NAME                                 COMMON STOCK         STOCK OWNED
                            ----                              -------------------   ----------------
James A. Taylor.............................................         843,906(3)(4)        4.68%
James Mailon Kent, Jr.......................................         270,502(5)           1.51%
Larry D. Striplin, Jr.......................................         254,002(6)(7)        1.42%
K. Earl Durden..............................................         479,568(5)(8)        2.68%
James A. Taylor, Jr.........................................         257,902(9)           1.44%
David R. Carter.............................................          80,542(10)             *
James R. Andrews, M.D.......................................         303,000(11)          1.69%
Neal R. Berte, Ed.D.........................................          24,500(11)             *
W. T. Campbell, Jr..........................................         428,467(11)(12)       2.40%
Peter N. DiChiara...........................................         218,500(11)(13)       1.22%
John F. Gittings............................................          70,903(14)(15)          *
Steven C. Hays..............................................          82,096(11)(16)          *
Thomas E. Jernigan, Jr......................................          36,002(5)              *
Randall E. Jones............................................          59,079(11)             *
F. Hampton McFadden, Jr.....................................          64,000(17)             *
Mayer Mitchell..............................................         133,125(11)(18)          *
Ronald W. Orso, M.D.........................................         239,834(11)(19)       1.34%
Harold W. Ripps.............................................         218,000(11)          1.22%
Jerry M. Smith..............................................         183,585(11)          1.03%
Michael E. Stephens.........................................         243,353(11)          1.36%
Marie Swift.................................................          67,600(20)             *
T. Mandell Tillman..........................................          61,874(11)(21)          *
Johnny Wallis...............................................         108,120(11)             *
Friedman, Billings, Ramsey Group, Inc.......................         904,000(22)          5.06%
  101 Nineteenth Street North
  Arlington, Virginia 22209-1710
All executive officers and directors as a group (23
  persons)..................................................       4,733,456(23)         25.84%

---------------

 (1) Except as otherwise noted herein, percentage is determined on the basis of 17,875,146 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of The Banc Corporation common stock subject to currently exercisable options. An asterisk indicates beneficial ownership of less than one percent.
 (2) Percent for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition.
 (3) Does not include 32,100 shares owned by his wife of which he disclaims ownership.
 (4) Includes 152,000 shares subject to options that are exercisable within 60 days and 50,000 shares of restricted stock.
 (5) Includes 11,000 shares subject to options that are exercisable within 60 days and 5,000 shares of restricted stock.
 (6) Includes 15,000 shares subject to options that are exercisable within 60 days and 5,000 shares of restricted stock.
 (7) Includes 3,000 shares held as custodian for minor children.
 (8) Includes 203,534 shares held as co-trustee.
 (9) Includes 61,000 shares subject to options that are exercisable within 60 days and 15,000 shares of restricted stock.
(10) Includes 55,000 shares subject to options that are exercisable within 60 days and 15,000 shares of restricted stock.
(11) Includes 5,500 shares subject to options that are exercisable within 60 days and 2,500 shares of restricted stock.
(12) Includes 17,143 shares held by spouse and 42,432 shares held by his minor children.
(13) Includes 210,000 shares held by City Wholesale Grocery, Inc. of which Mr. DiChiara is President.
(14) Includes 10,500 shares subject to options that are exercisable within 60 days and 2,500 shares of restricted stock.
(15) Includes 42,255 shares held jointly and 900 shares held by spouse.
(16) Includes 4,046 shares held for benefit of his minor children.
(17) Includes 44,000 shares subject to options that are exercisable within 60 days.
(18) Includes 105,000 shares held by Mitchell Holdings Limited Partnership, of which Mr. Mitchell is president of the general partner, Mitchell Investment Holdings, Inc. Mr. Mitchell's wife is the sole shareholder of Mitchell Investment Holdings, Inc.
(19) Includes 210,000 shares held by Birmingham OB/GYN Pension Plan of which Dr. Orso is Trustee.
(20) Includes 7,500 shares subject to options that are exercisable within 60 days and 2,500 shares of restricted stock.
(21) Includes 4,570 shares held for benefit of children and 2,785 shares held by spouse.
(22) Shares held by various investment funds for which affiliates of Friedman, Billings, Ramsey Group, Inc. act as investment advisor. Friedman, Billings, Ramsey Group, Inc. or its affiliates claim sole power to vote 904,000 shares and sole power to dispose of all shares. Information regarding Friedman, Billings, Ramsey Group, Inc. is based on its Schedule 13G filed February 13, 2002.
(23) Includes 448,500 shares subject to options that are exercisable within 60 days and 135,000 shares of restricted stock.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Under our Restated Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, with one class to be elected at each annual meeting of stockholders and to serve for a term of three years. One class, which includes Messrs. DiChiara, Hays, Jones, Smith, Stephens, and Wallis and Ms. Swift, holds office for a term that will expire at this year's Annual Meeting; a second class, which includes Messrs. Berte, Carter, Kent, Striplin and Taylor and Drs. Andrews and Orso, holds office for a term that will expire at the annual meeting of stockholders to be held in 2004; and a third class, which includes, Messrs. Campbell, Durden, Gittings, Jernigan, Mitchell, Ripps, Taylor, Jr., and Tillman, holds office for a term that will expire at the annual meeting of stockholders to be held in 2005.

     At this year's Annual Meeting, seven directors are to be elected. The Board of Directors recommends the election of Peter N. DiChiara, Steven C. Hays, Randall E. Jones, Jerry M. Smith, Michael E. Stephens, Johnny Wallis and Marie Swift, all of whom presently are members of the Board of Directors. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given. If any nominees are unable to serve as a director, the enclosed Proxy will be voted for the substitute nominees selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. The election of directors requires a plurality of the votes cast by the holders of our common stock. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

     These nominees will serve until the annual meeting of stockholders to be held in 2006 or until their respective successors are duly elected and qualified.

NOMINEES FOR DIRECTORS

     For each nominee's beneficial ownership of common stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information regarding each nominee:

                   NAME                      AGE   POSITION WITH THE BANC CORPORATION
                   ----                      ---   ----------------------------------
Peter N. DiChiara(1).......................  47    Director
Steven C. Hays.............................  46    Director
Randall E. Jones...........................  48    Director
Jerry M. Smith.............................  63    Director
Michael E. Stephens(2).....................  59    Director
Marie Swift................................  61    Director
Johnny Wallis..............................  74    Director

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     See "Incumbent Directors and Executive Officers" for certain information about the other directors named who will continue in office following the Annual Meeting.

     Peter N. DiChiara has been a director since September 1998 and served as a director of Warrior Capital Corporation from 1984 until it was merged into The Banc Corporation on September 24, 1998. Mr. DiChiara has been the President of City Wholesale Grocery, a convenience store distributor based in Birmingham, Alabama, since October 1983.

     Steven C. Hays has been a director since November 6, 1998. Mr. Hays served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Hays also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. Mr. Hays has been president and a director of Freedom Financial Services, Inc. since 1998.

     Randall E. Jones has been a director since November 6, 1998. Mr. Jones served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     Jerry M. Smith has been a director since September 1999. Mr. Smith served as a member of the Board of Directors of C&L Banking Corporation from 1975 until it was acquired by The Banc Corporation on June 30, 1999, and as a member of the Board of Directors of C&L Bank of Blountstown from 1987 until it was acquired by The Banc Corporation and merged into C&L Bank of Bristol on June 30, 1999. Mr. Smith has been Chairman and President of First National Bank of Alachua in Alachua, Florida since 1971. Mr. Smith is also a director of the Federal Reserve Bank of Atlanta -- Jacksonville Branch and Independent Bankers Bank of Florida in Orlando. Mr. Smith is President of the Florida Banker's Association.

     Michael E. Stephens has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. He founded ReLife, Inc., a publicly-traded rehabilitation company based in Birmingham, Alabama, and was its Chairman and Chief Executive Officer from 1986 until 1994. He is currently the Chairman and Chief Executive Officer of S Enterprises, Inc.

     Marie Swift has been a director since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into The Banc Corporation on September 24, 1998. Ms. Swift served as Secretary of The Banc Corporation from September 1998 to December 1998. Ms. Swift has been President of The Bank-Warrior since January 1998. Prior to that, she served as Senior Vice President of Warrior Savings Bank from 1982 until 1998.

     Johnny Wallis has been a director since September 1998 and served as director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into The Banc Corporation on September 24, 1998. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation until October 1997. Mr. Wallis served as President of The Bank until January 1998 and served as Chairman of the Board of The Bank-Warrior until June 30, 2000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     See "Election of Directors" for information about executive officers and directors who are nominees for re-election to the Board of Directors. The following table sets forth certain information about directors who are continuing in office and certain executive officers:

                   NAME                      AGE   POSITION WITH THE BANC CORPORATION
                   ----                      ---   ----------------------------------
James R. Andrews, M.D. ....................  60    Director
Neal R. Berte, Ed. D.......................  62    Director
David R. Carter............................  51    Executive Vice President, Chief Financial
                                                   Officer and Director
W. T. Campbell, Jr. .......................  47    Director
K. Earl Durden(1)..........................  65    Vice Chairman
John F. Gittings...........................  56    Director
Thomas E. Jernigan, Jr.(1).................  38    Director
James Mailon Kent, Jr.(2)..................  62    Vice Chairman
F. Hampton McFadden, Jr. ..................  40    Executive Vice President, General Counsel
                                                   and Secretary
Mayer Mitchell.............................  70    Director
Ronald W. Orso, M.D.(2)....................  57    Director
Harold Ripps...............................  64    Director
Larry D. Striplin, Jr. ....................  73    Vice Chairman
James A. Taylor............................  60    Chairman and Chief Executive Officer
James A. Taylor, Jr. ......................  38    President, Chief Operating Officer and
                                                   Director
T. Mandell Tillman.........................  54    Director

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     James R. Andrews, M.D. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years. Dr. Andrews also serves on the Board of Directors of HealthTronics Surgical Services, Inc., a publicly traded provider of surgical services.

     Neal R. Berte, Ed.D. has been a director since September 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     W. T. Campbell, Jr. has been a director since October 30, 1998. Mr. Campbell served as President of City National Corporation and Chairman of the Board of Directors of City National from 1984 until it was merged into The Banc Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama, with the firm of Campbell and Douglas.

     David R. Carter has been Executive Vice President and Chief Financial Officer of The Banc Corporation since September 1998 and President and Chief Executive Officer of The Bank since December 2002. Mr. Carter has served as a Director of The Banc Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until September 1998. Mr. Carter served as a consultant to Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through December 1997, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     K. Earl Durden has been a director since December 5, 1998. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into The Banc Corporation on February 12, 1999. Mr. Durden is the President, Chief Executive Officer and a director of Rail Management Corporation. Mr. Durden also serves as President and a director of the following companies: Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also served as a director, Chairman and Executive Committee member of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start up and operation of short line railroads for the past twenty years.

     John F. Gittings has been a director since September 1999. Mr. Gittings has served as Senior Vice President -- Director of Asset Liability Management of The Bank since October 2001. Mr. Gittings previously served as President of The
Bank -- Monroeville from October 1998 until October 2001. Mr. Gittings served as President, Chief Executive Officer, and director of First Citizens Bancorp, Inc., from 1996 until it was merged into The Banc Corporation on October 31, 1998. Mr. Gittings served as President, Chief Executive Officer and Director for First Bank & Trust in Grove Hill, Alabama, from 1990 to 1996.

     Thomas E. Jernigan, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Jernigan has also served as a director of The Bank since 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama for over five years. Mr. Jernigan has held various positions with Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus," a non-voting position.

     James Mailon Kent, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of The Banc Corporation since December 1998. Mr. Kent has also served as a director of The Bank since 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     F. Hampton McFadden, Jr. has served as Executive Vice President, General Counsel and Secretary of The Banc Corporation and The Bank since January 2001. For more than five years prior to joining us, Mr. McFadden was engaged in the private practice of law in Birmingham, Alabama, most recently as a member of the law firm now known as Haskell Slaughter Young & Rediker, LLC.

     Mayer Mitchell has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from the company on December 31, 1986. He is currently a co-owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee ("AIPAC") and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile. He is currently a director of AIPAC and the American Israel Education Foundation.

     Ronald W. Orso, M.D. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 25 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Harold W. Ripps has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust Diversified REIT since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     Larry D. Striplin, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of The Banc Corporation since December 1998. Mr. Striplin has also served as a director of The Bank since 1998. Until October 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., the parent company for Nelson-Brantley Glass Contractors, Inc., Clearview Properties Inc., American Fine Wire, and others. In October 1995, Circle "S" Industries was sold, however, Mr. Striplin purchased the assets of Nelson-Brantley and Clearview Properties. Clearview Properties name was later changed to Circle "S" Industries, Inc. Since October 1995, Mr. Striplin has served as the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Circle "S" Industries, Inc. Mr. Striplin is a member of the board of directors of HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services, and Kulicke & Soffa Industries, Inc., a publicly-traded manufacturer of electronic equipment.

     James A. Taylor has been Chairman of the Board and Chief Executive Officer since our incorporation in 1998. Mr. Taylor served as President of The Banc Corporation from 1998 until November 1998 and from February 1999 until September 2000. Mr. Taylor has also served as Chairman of the Board of The Bank since 1997. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the board of directors of Southern Energy Homes, Inc., a producer of manufactured housing, the American Sports Medicine Institute and SAL Trust Preferred Fund I, a closed-end investment company. Mr. Taylor is the father of James A. Taylor, Jr.

     James A. Taylor, Jr. has been President and Chief Operating Officer since September 2000. Mr. Taylor has served as a director since December 1998. Mr. Taylor served as Executive Vice President, General Counsel and Secretary of The Banc Corporation from September 1998 until September 2000. Mr. Taylor served as Executive Vice President, General Counsel and Secretary of The Bank from December 1998 until November 1999. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998 and served as Executive Vice President and General Counsel of Warrior Capital Corporation from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice President -- Legal Services for MedPartners, Inc., now Caremark Rx, Inc. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. From November 1, 1999 until April 2000, Mr. Taylor also served as a Senior Vice President of Vesta Insurance Group, Inc. Mr. Taylor is the son of James A. Taylor.

     T. Mandell Tillman has been a director since November 6, 1998. Mr. Tillman was a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. from 1985 until 2002. Mr. Tillman is currently the managing partner of Tillman, Allan & Sizemore, LLC.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors currently has two committees: the Audit Committee and the Compensation Committee. The Board of Directors as a whole acts in place of a nominating committee.

     The Audit Committee is responsible for reviewing and supervising our financial controls. The Audit Committee makes recommendations to the Board of Directors with respect to our financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with our independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls. The Audit Committee consists of Messrs. DiChiara, Durden and Jernigan as well as two directors of The Bank. During 2002, there were four meetings of the Audit Committee. See "Report of Audit Committee."

     The Compensation Committee is responsible for reviewing the performance of the officers and recommending to the Board of Directors annual salary and bonus amounts for all of our officers. The Compensation Committee also administers the Second Amended and Restated 1998 Incentive Stock Plan of The Banc Corporation and the Commerce Bank of Alabama Stock Option Plan. During 2002, the members of the Compensation Committee were Messrs. Kent and Striplin and Dr. Orso. Mr. Striplin resigned from the Compensation Committee in January 2003, and the Compensation Committee currently comprises Messrs. Kent, Orso and Stephens. During 2002, the Compensation Committee held three meetings and acted by unanimous written consent two times. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation."

     Our Bylaws provide that nomination for the office of director may be made by stockholders only if written notice of such proposed nominations are delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting at which the election is to be held; provided, however, that in the event that less than 70 days' notice, or prior public disclosure of the date of the meeting, is given, or made, to stockholders, then, notice by the stockholders, to be timely, must be so delivered or mailed and received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person's name, age, business address, and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of the Corporation that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of The Banc Corporation that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each person proposed be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

DIRECTOR ATTENDANCE

     The Board of Directors held a total of five meetings during 2002 and acted by unanimous written consent one time during 2002. During 2002, each of the directors attended at least 80% of the aggregate of (i) the total number of Board of Directors' meetings and (ii) the total number of meetings held by all Board committees on which he served during the period for which he was serving as a director or committee member.

DIRECTOR COMPENSATION

     All non-employee directors receive $1,500 compensation for each meeting of the board attended and a retainer of $1,500 per quarter for serving as directors. In addition, all non-employee directors who are members of standing or ad hoc committee of the Board of Directors receive $100 per committee meeting.

Directors are eligible to receive the grant of stock options and restricted stock under the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

     The following directors have entered into Deferred Compensation Agreements with us effective as of September 1, 1999; Andrews, Berte, Campbell, Carter, DiChiara, Durden, Gittings, Hays, Jernigan, Jones, Kent, Orso, Ripps, Stephens, Swift, Taylor, Taylor, Jr. and Tillman. Directors Taylor, Kent and Jernigan also have Deferred Compensation Agreements with The Bank. These agreements provide that we will establish and fund investments in a Deferral Account for the director as provided in the agreement. Upon termination of a director's employment other than death or following a change in control, we will pay the director within 60 days of termination the amount equal to the Deferral Account Balance. If the director is terminated following a change in control, we must pay the director the primary and secondary benefits. The primary benefit is the Deferral Account balance at the end of the plan year immediately preceding the director's termination of service which is payable to the director in ten equal annual installments. The secondary benefit is the amount equal to the growth in the Deferral Account and must be paid within 60 days of the end of each plan year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish The Banc Corporation with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to us, or written representations that no reports on Form 5 were required, we believe that during 2002, all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except John
F. Gittings, who was late filing a Form 4 for May 2002.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to The Banc Corporation in all capacities during the years ended December 31, 2002, 2001 and 2000, for our chief executive officer and our four other most highly compensated executive officers whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                   ---------------------------------------------   -----------------------
                                                                      OTHER        RESTRICTED   SECURITIES
                                                                     ANNUAL          STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION HELD   YEAR   SALARY($)   BONUS($)   COMPENSATION(1)   AWARDS(2)    OPTIONS(#)   COMPENSATION
--------------------------------   ----   ---------   --------   ---------------   ----------   ----------   ------------
James A. Taylor..................  2002   $456,154       $          $124,698        $350,000     100,000       $459,026(3)
  Chairman of the Board            2001    469,000       --           95,488                     200,000
  and Chief Executive              2000    400,000       --          188,029                      15,000
  Officer
James A. Taylor, Jr. ............  2002   $333,200       --         $ 36,495        $105,000      50,000
  President and Chief              2001    336,750       --           16,053                      65,000
  Operating Officer                2000    221,291       --           19,648                      15,000
  and Director
David R. Carter..................  2002   $272,200       --         $ 36,290        $105,000      20,000
  Executive Vice President,        2001    282,625       --            8,807                      65,000
  Chief Financial Officer          2000    188,822       --           11,159                      15,000
  and Director; President and
  Chief Executive Officer of The
  Bank(4)
Don J. Giardina(5)...............  2002   $271,400                  $ 16,408        $ 17,500      10,000
  Chief Executive Officer          2001    254,000       --            7,697                      25,000
  of The Bank and                  2000    110,000       --               --                      50,000
  Director
F. Hampton McFadden, Jr.(6)......  2002   $246,000                  $ 20,651              --      10,000
  Executive Vice President,        2001    228,000       --           13,240              --      70,000
  General Counsel and Secretary

---------------

(1) Represents the dollar value of insurance premiums we paid with respect to life, health, dental and disability insurance, an automobile allowance, imputed income from deferred compensation and other fringe benefits for the benefit of the named executive officer.
(2) These restricted stock awards were approved by the Board of Directors in 2001 but were not granted until April 2002. The awards vest in three equal installments on April 1, 2005, April 1, 2006 and April 1, 2007. The amounts shown in the table reflect the market value at date of grant. Dividends are paid on restricted shares. The following table provides information about the restricted shares as of December 31, 2002:

                                                  AGGREGATE NUMBER OF       VALUE BASED ON YEAR
                     NAME                        RESTRICTED SHARES HELD   END STOCK PRICE ($7.76)
                     ----                        ----------------------   -----------------------
James A. Taylor................................          50,000                  $388,000
James A. Taylor, Jr. ..........................          15,000                  $116,400
David R. Carter................................          15,000                  $116.400
Don J. Giardina................................           2,500                  $ 19,400

(3) During the first quarter of 2002, The Banc Corporation transferred to Mr. Taylor fifty percent interest in the key man life insurance policy The Banc Corporation maintains on Mr. Taylor. This amount includes the cash value of fifty percent of the insurance policy transferred to Mr. Taylor during the first quarter of 2002, fifty percent of the cost of the insurance policy premiums plus a "gross-up" payment to make the transaction tax neutral to Mr. Taylor. Mr. Taylor had no life insurance policy prior to this transfer even though his employment agreements beginning in 1997 have provided for a life insurance policy. These amounts were non-cash compensation.
(4) Mr. Carter has served as President and Chief Executive Officer of The Bank since December 2002.
(5) Mr. Giardina served as Chief Executive Officer of The Bank from August 2001 until January 2003. He served as President and Chief Operating Officer of The Bank from July 2000 until January 2003.
(6) Mr. McFadden has served as Executive Vice President, General Counsel and Secretary since January 2001.

     Option Grants in 2002. The following table contains information concerning the grant of stock options under the Second Amended and Restated 1998 Stock Incentive Plan, and the Commerce Bank of Alabama Incentive Stock Option Plan to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                       -----------------------------------------------------------------------
                                                                                                ALTERNATIVE TO
                                                       PERCENT OF                                (F) AND (G):
                                        NUMBER OF        TOTAL                                    GRANT DATE
                                        SECURITIES    OPTIONS/SARS                                  VALUE
                                        UNDERLYING     GRANTED TO                               --------------
                                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE OF                  GRANT DATE
                                         GRANTED         FISCAL      BASE PRICE    EXPIRATION   PRESENT VALUE
                NAME                       (#)          YEAR(1)        ($/SH)         DATE           $(2)
                ----                   ------------   ------------   -----------   ----------   --------------
James A. Taylor......................    100,000         24.94%         $7.67       7/31/12        $299,000
James A. Taylor, Jr..................     50,000         12.47%          7.67       7/31/12         149,500
David R. Carter......................     20,000          4.99%          7.67       7/31/12          59,800
Don J. Giardina(3)...................     10,000          2.49%          7.67       7/31/12          29,900
F. Hampton McFadden, Jr..............     10,000          2.49%          7.67       7/31/12          29,900

---------------

(1) We granted options to purchase 401,000 shares of common stock to our employees and directors during 2002.
(2) The fair value of the options granted was based upon the Black-Scholes pricing model. The Banc Corporation used the following weighted average assumptions for 2002: a risk free interest rate of 3.92%, a volatility factor of .28%, a weighted average life of options of 6 years and a dividend yield of 0%.
(3) Mr. Giardina served as Chief Executive Officer of The Bank from August 2001 until January 2003. He served as President and Chief Operating Officer of The Bank from July 2000 until January 2003.

     Aggregated Option Exercises in 2002 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 2002 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2002.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING      VALUE OF UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                    OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                    FISCAL YEAR-END     FISCAL YEAR-END
                                             SHARES       VALUE           (#)                 ($)
                                          ACQUIRED ON    REALIZED    EXERCISABLE/         EXERCISABLE/
                  NAME                    EXERCISE (#)     ($)       UNEXERCISABLE       UNEXERCISABLE
                  ----                    ------------   --------   ---------------   --------------------
James A. Taylor.........................      --            $--     109,000/206,000     $106,440/150,960
James A. Taylor, Jr.....................      --            --        45,000/85,000        45,600/57,450
David R. Carter.........................      --            --        39,000/61,000        45,060/55,290
Don J. Giardina (1).....................      --            --        42,000/43,000        54,780/46,370
F. Hampton McFadden, Jr.................      --            --        30,000/50,000        50,660/76,440

---------------

(1) Mr. Giardina served as Chief Executive Officer of The Bank from August 2001 until January 2003. He served as President and Chief Operating Officer of The Bank from July 2000 until January 2003.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of December 31, 2002, relating to our equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted in the future.

EQUITY COMPENSATION PLAN INFORMATION

                                            NUMBER OF                                   NUMBER OF SHARES
                                         SECURITIES TO BE      WEIGHTED-AVERAGE      REMAINING AVAILABLE FOR
                                           ISSUED UPON         EXERCISE PRICE OF      FUTURE ISSUANCE UNDER
                                           EXERCISE OF            OUTSTANDING       EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,    OPTIONS, WARRANTS      (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS        AND RIGHTS         REFLECTED IN COLUMN(A))
-------------                          --------------------   -------------------   -------------------------
                                               (A)                    (B)                      (C)
Equity Compensation Plans Approved by
  Security Holders(1)................       1,379,000                $6.77                     --
Equity Compensation Plans not
  Approved by Security Holders(2)....          29,009                $6.24                     --
                                            ---------                -----                     --
          Total......................       1,408,009                $6.76                     --
                                            =========                =====                     ==

---------------

(1) This number excludes 157,500 shares of restricted stock granted under the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation. As of April 25, 2003, the total number of options outstanding was 1,248,000, the total number of restricted shares was 152,500 and the total number of shares remaining available for grant under this plan was 99,500.
(2) Shares authorized and issued under the Commerce Bank of Alabama Stock Option Plan which we assumed in the merger with Commerce Bank of Alabama in November 1998. The Banc Corporation does not intend to grant any additional options under this plan.

     Second Amended and Restated 1998 Stock Incentive Plan. The objectives of the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further our growth and development by (i) encouraging selected participants who contribute or are expected to contribute materially to our success to obtain shares of our common stock and to encourage them to promote our best interests and (ii) affording us a means of attracting qualified personnel. The plan authorizes the grant of incentive stock options, nonqualified stock options and other awards, including stock appreciation rights, restricted stock and performance shares. The plan covers 1,500,000 shares of our common stock. As of April 30, 2003, the Compensation Committee has granted options to purchase 1,248,000 shares of our common stock and restricted stock awards covering 152,500 shares of our common stock which remain outstanding. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that we have reacquired.

     Our Compensation Committee, which administers the Second Amended and Restated 1998 Stock Incentive Plan, may grant options or other awards to employees, officers, directors, consultants, agents, independent contractors and other persons who contributed or are expected to contribute materially to our success. The Compensation Committee, subject to the approval of the board of directors and the provisions of the plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the plan.

     The Commerce Bank of Alabama Stock Incentive Compensation Plan. We assumed the Commerce Bank of Alabama Incentive Compensation Plan in our acquisition of Commerce Bank of Alabama on November 6, 1998. This plan authorized the grant of incentive and nonqualified options to purchase common stock of The Banc Corporation. As of April 30, 2003, there were options outstanding under this plan to purchase 29,009 shares of common stock at a price of $6.24 per share. We have not granted and do not intend to grant any additional options under this plan.

     The Banc Corporation Executive Incentive Compensation Plan. We adopted the Executive Incentive Compensation Plan in 2000. Under this plan, we were to pay to the participants of the plan a one-time cash bonus in the aggregate amount equal to three percent of the amount that the total market capitalization (as defined in the plan) on the determination date exceeds the total market capitalization on January 5, 2000, which was $107.9 million. The determination date was January 5, 2003. James A. Taylor was the only participant in the Executive Incentive Compensation Plan. As we announced previously on April 14, 2003, Mr. Taylor has chosen not to accept the three-year executive incentive compensation to which he was entitled under this plan.

EMPLOYMENT AGREEMENTS

     James A. Taylor. We have entered into an employment agreement with Mr. Taylor dated as of January 1, 2002. Under the terms of his employment agreement, Mr. Taylor serves as Chairman of the Board and Chief Executive Officer of The Banc Corporation and Chairman of the Board of The Bank. Mr. Taylor will be nominated to serve as a director of The Banc Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $293,000 plus an incentive payment of 15% of the base amount per quarter. He is also entitled to receive other benefits including the rental payments for the condominium provided for Mr. Taylor as a residence inside The Banc Corporation's headquarters building, a car allowance and country club dues and may participate in other executive compensation plans. His employment agreement also provides for a life insurance policy. This was accomplished in the first quarter of 2002 by transferring to him one-half of a key employee life insurance policy The Banc Corporation maintains on Mr. Taylor. The term of the agreement is for five years which is renewable daily for an additional five-year term. If Mr. Taylor is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive five years' base compensation, directors' fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to him.

     James A. Taylor, Jr. We have entered into an employment agreement with James A. Taylor, Jr., dated as of September 19, 2000. Under his employment agreement, Mr. Taylor, Jr. serves as the President and Chief Operating Officer of The Banc Corporation. Mr. Taylor, Jr. also will be nominated to serve as a director of The Banc Corporation and its subsidiaries. Mr. Taylor, Jr. will receive a base salary of $253,000 per year plus an incentive payment of 10% of the base amount per quarter. In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. Taylor, Jr. is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation fees, directors' fees and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     David R. Carter.  We have entered into an employment agreement with David
R. Carter, effective as of September 19, 2000. Under his employment agreement, Mr. Carter serves as the Executive Vice President and Chief Financial Officer of The Banc Corporation and Executive Vice President and Chief Financial Officer of The Bank (although he currently serves as President and Chief Executive Officer of The Bank). Mr. Carter will receive a base salary of $243,500 per year plus an incentive payment of 5% of the base amount per quarter. He is also entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. Carter is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation, directors' fees and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     Don J. Giardina. We entered into an employment agreement with Don J. Giardina effective as of July 14, 2000. Mr. Giardina resigned effective January 21, 2003. Under his employment agreement, Mr. Giardina served as the President and Chief Operating Officer of The Bank. Mr. Giardina was to receive a base salary of $220,000 per year plus an incentive payment of 5% of the base amount per quarter. He was entitled to receive other benefits including a car allowance and country club or athletic club dues and to participate in all other executive compensation plans. The term of the agreement was three years which was renewable daily for an additional three-year period. If Mr. Giardina had been terminated under the agreement for any reason other than "cause" as defined in the agreement (including constructive termination), he would have been entitled to receive three years' base compensation, directors' fees and all benefits or their cash equivalents. He would have been entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     F. Hampton McFadden, Jr.  We have entered into an employment agreement with
F. Hampton McFadden, Jr. effective as of January 15, 2001. Under his employment agreement, Mr. McFadden serves as the Executive Vice President and General Counsel and Secretary of The Banc Corporation and The Bank. Mr. McFadden will receive a base salary of $220,000 per year plus an incentive payment of 5% of the base amount per quarter. He is also entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years which is renewable daily for an additional three-year period. If Mr. McFadden is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     Marie Swift. The Bank has entered into a three-year employment agreement with Ms. Swift dated as of January 1, 2001. Ms. Swift serves as President of The Bank of Warrior. The term of the agreement is three years and will be reviewed annually by the Board of Directors. Ms. Swift receives a base salary of $120,000 per year plus any bonus which may be approved by The Bank's Board of Directors. In addition, The Bank provides an automobile to Ms. Swift.

     Deferred Compensation Agreement. We have entered into deferred compensation agreements with each of the named executive officers. These agreements provide that we will establish and fund investments and a deferral account for each individual as provided by the agreements. These investments are earning assets for The Banc Corporation during the individual's employment. If the individual is terminated, we must pay the individual the primary and secondary benefits as called for the deferred compensation agreements. The primary benefit is the deferral account balance at the end of the plan year immediately preceding the individual's termination of service which is payable in ten equal annual installments. The secondary benefit is the amount equal to the growth in the deferral account and must be paid within 60 days of the end of each plan year.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to us between any of our directors, nominees for director or executive officers and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The following directors were elected or nominated to the Board of Directors in connection with certain acquisitions: Steven C. Hays, Randall E. Jones and Mandell Tillman -- Commerce Bank of Alabama, Inc.; W.T. Campbell, Jr. -- City National Corporation; Earl Durden -- Emerald Coast Bancshares Inc.; and Jerry M. Smith -- C&L Banking Corporation and C&L Bank of Blountstown. See "Management of The Banc Corporation -- Incumbent Directors and Executive Officers" and "Executive Compensation and Other Information -- Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Messrs. Kent, Jr. and Stephens and Dr. Orso. None of the members of the Compensation Committee is a former or current officer or employee of The Banc Corporation or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The Compensation Committee is responsible for establishing a compensation plan that will enable The Banc Corporation to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value and to recognize those employees' success in achieving both qualitative and quantitative goals for the benefit of The Banc Corporation. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for The Banc Corporation as a whole.

  Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that executives of The Banc Corporation should be rewarded based upon their success in meeting certain operational goals, improving earnings and generating returns for stockholders. The Compensation Committee strives to establish levels of compensation that take these factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the market for executives with expertise and experience in the banking industry is highly competitive. In order to attract and retain qualified executives, the Compensation Committee believes that The Banc Corporation must offer compensation at competitive levels. In addition, the Compensation Committee believes that The Banc Corporation's stock incentive plans offers its executives meaningful equity participation in The Banc Corporation's common stock. The Compensation Committee feels that the mix of cash compensation and equity participation will be effective in stimulating The Banc Corporation's executives to meet both long-term and short-term goals.

     The Banc Corporation's compensation program has two basic components: (i) base salary and (ii) cash and equity-based incentive compensation.

     Base Salary: The Banc Corporation feels that it has been successful in attracting and retaining key executives. The Banc Corporation believes that its compensation package has been and will continue to be instrumental in its success. The Compensation Committee endeavors to establish base salary levels for key executives that are consistent with those provided for similarly situated executives of other publicly-held financial institutions, taking into account each executive's areas and level of responsibility. The Banc Corporation does not maintain a reference record of where its compensation stands with respect to other publicly-held financial institutions.

     Incentive Compensation: The Compensation Committee also recommends cash incentive compensation for executives, based upon each executive's success in meeting qualitative and quantitative performance goals established by the Board of Directors and each executive's superiors. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. The Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time as circumstances indicate. The Compensation Committee believes that this approach is better than determining bonuses on the basis of a formulary approach.

     In addition to cash incentive compensation, The Banc Corporation utilizes equity-based compensation in the form of stock options and other awards to encourage its executives to meet operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to The Banc Corporation's success in enhancing its market value over time, the Compensation Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference to or otherwise based on the value of The Banc Corporation's common stock. Under The Banc Corporation's incentive compensation plans, specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to The Banc Corporation's results of operations. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in The Banc Corporation will be a strong motivation for the executives to pursue the long-term interests of The Banc Corporation and will promote longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of The Banc Corporation is set forth under "Executive Compensation and other Information" in this Proxy Statement.

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of the Code. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that The Banc Corporation's compensation plans will meet, to the extent practical, the prerequisites for deductibility under
Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that The Banc Corporation would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

     The Compensation Committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the Compensation Committee will consult with independent compensation consultants, legal advisors and The Banc Corporation's independent auditors with respect to the proper design of the program toward achieving The Banc Corporation's objectives.

     Chief Executive Officer Compensation: The Compensation Committee determines Mr. Taylor's equity-based compensation and reports to the Board of Directors on other compensation arrangements with Mr. Taylor. In addition, the Compensation Committee recommends to the Board of Directors the level of non-equity incentive compensation that is appropriate for the chief executive officer with respect to each fiscal year of The Banc Corporation. In making such recommendation, the Compensation Committee takes into account The Banc Corporation's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual performance goals established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account The Banc Corporation's competitive position, its position in the financial markets and its ability to achieve its performance goals. The Compensation Committee believes that it is important to ensure that, if Mr. Taylor is successful in leading The Banc Corporation to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated publicly held financial institutions. Mr. Taylor's employment agreement has always called for The Banc Corporation to provide a life insurance policy to Mr. Taylor. That requirement was satisfied in the first quarter of 2002 by transferring to him one-half of a key employee life insurance policy that The Banc Corporation maintains on Mr. Taylor.

  Conclusion

     The Compensation Committee believes that the compensation of the executives during 2002 was appropriate. It is the intent of the Compensation Committee to ensure that The Banc Corporation's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of The Banc Corporation and its stockholders. The Compensation Committee will continue to review and evaluate compensation programs at least annually.

     The foregoing report is submitted by the following directors of The Banc Corporation, comprising all of the members of the Compensation Committee of the Board of Directors during 2002(1).

                                          James Mailon Kent, Jr.
                                          Ronald W. Orso, M.D.
                                          Larry D. Striplin, Jr.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Banc Corporation and The Bank have entered into transactions with certain directors or officers of The Banc Corporation or their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features.

     In March 2002, The Bank purchased from Emerald Coast Land Management, Inc. three branches that The Bank had been leasing since its acquisition of Emerald Coast Bancshares in 1999. The rent during 2002 prior to the sale totaled $175,000 which we believe was fair market value. The purchase price was, $3,892,200, which we believe was fair market value. In an unrelated transaction, on September 27, 2002, The Bank sold an undivided 87.5% ownership interest in an approximately $4 million loan to Durden Leasing, Inc. for $3.5 million. The sale was nonrecourse, and The Bank recognized no gain or loss on the transaction. Mr Durden is a former director and officer of Emerald Coast Bancshares and, with certain other of those directors and officers, is an owner of Emerald Coast Land Management, Inc. Mr. Durden is the president and shareholder of Durden Leasing, Inc.

     During 2002, The Bank sold its ownership interest in approximately $3.3 million of loans for face value to First National Bank of Alachua of which Mr. Smith is Chairman and President. The loans, which were subsequently repurchased, were sold with recourse for their carrying value, and no gain or loss was recognized on the sale by The Bank.

---------------

1 During 2002, the Compensation Committee comprised James Mailon Kent, Jr.,
 Ronald W. Orso and Larry D. Striplin, Jr. Mr. Striplin resigned from the Compensation Committee in January 2003, and Michael E. Stephens was elected by the remaining members of the Compensation Committee to fill the vacancy.

     On January 31, 2002, Upstairs Downtown, Inc., purchased one of The Bank Condominiums from The Banc Corporation for $275,000. The Banc Corporation requested that Upstairs Downtown, Inc., sell the condominium back to The Banc Corporation, and consequently, The Banc Corporation reacquired that condominium in March 2002, for the original purchase price, plus the actual costs of improvements. The shareholders and officers of Upstairs Downtown, Inc., include Messrs. Durden, Jones, McFadden, Jr., Striplin, Jr., Taylor and Taylor, Jr.

     Brett Taylor is the vice president of Morris Avenue Management Group, Inc., a wholly-owned subsidiary of The Banc Corporation. Mr. Taylor's salary for 2003 will be $65,000. Mr. Taylor is the son of James A. Taylor and the brother of James A Taylor, Jr.

     The law firm of Campbell and Douglas performed legal services for The Bank in Sylacauga, Alabama during 2002 and received fees of $5,025 for such services. W.T. Campbell, Jr., is a partner of Campbell and Douglas. It is anticipated that Mr. Campbell will continue to perform legal services for The Bank in Sylacauga, Alabama from time to time.

     The Mailon Kent Insurance Agency received commissions of approximately $92,315 from the sale of insurance to The Banc Corporation during 2002.

     The Banc Corporation believes that all the foregoing transactions were made on terms and conditions reflective of arms' length transactions.

STOCKHOLDER RETURN COMPARISON

     Below is a line graph comparing the closing price of our common stock, the Nasdaq Composite Index and the Nasdaq Financial Index. The following graph assumes $100 invested in the common stock and in each index.

                              (PERFORMANCE GRAPH)

TABLE I - CUMULATIVE VALUE OF $100 INVESTMENT

---------------------------------------------------------------------------------------------------------
VALUE OF INITIAL $100 INVESTMENT   12/10/98    12/31/98     12/31/99    12/31/00    12/31/01    12/31/02
---------------------------------------------------------------------------------------------------------
 The Banc Corporation              $100.00     $ 99.50     $  61.00     $ 42.00     $ 55.60     $  62.20
 Nasdaq Composite Index            $100.00     $109.00     $ 202.20     $122.00     $ 96.80     $  66.90
 Nasdaq Financial Index            $100.00     $104.40     $ 103.70     $112.10     $123.10     $ 126.70

TABLE II - NON-CUMULATIVE ANNUAL RETURN

-------------------------------------------------------------------------------------------
ANNUAL RETURN               12/10/98   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
-------------------------------------------------------------------------------------------
 The Banc Corporation           NA       (0.50)%   (38.69)%   (31.15)%    32.38%     11.87%
 Nasdaq Composite Index         NA        9.00%     85.50%    (39.66)%   (20.66)%   (30.89)%
 Nasdaq Financial Index         NA        4.40%     (0.67)%     8.10%      9.81%      2.92%

                         REPORT OF THE AUDIT COMMITTEE

     On June 2, 2000, the Board of Directors adopted an Audit Committee Charter setting out the audit related functions the Audit Committee is to perform. The members of the Audit Committee are independent as defined by the National Association of Securities Dealers listing standards. The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in The Banc Corporation's Annual Report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles, generally accepted in the United States, their judgments as to the quality, not just the acceptability, of The Banc Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors their independence from management and The Banc Corporation, including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with The Banc Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of The Banc Corporation's internal controls, and the overall quality of The Banc Corporation's financial reporting.

     Based on the Audit Committee's discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that The Banc Corporation's audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC.

     The Audit Committee also recommended to the Board of Directors the selection of, and the Board of Directors has selected, Ernst & Young LLP, subject to stockholder ratification, to be employed as The Banc Corporation's independent auditors to perform the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by The Banc Corporation with the SEC during the ensuing year.

     In the coming year the Audit Committee will be taking all actions necessary to come into compliance with various corporate governance initiatives being adopted by the SEC and NASD.

                  The Audit Committee of The Banc Corporation
                             Roger Barker, Chairman
                           Peter N. DiChiara, Member
                             K. Earl Durden, Member
                            Glenn H. Guthrie, Member
                        Thomas E. Jernigan, Jr., Member

                              PROPOSAL NUMBER TWO
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has re-appointed Ernst & Young LLP, Birmingham, Alabama, as independent auditors to audit The Banc Corporation's financial statements for the current fiscal year. Management expects representatives of Ernst & Young LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

AUDIT FEES

     The aggregate fees of Ernst & Young for professional services rendered for the audit of The Banc Corporation's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements for The Banc Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $746,384.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2002, there were no fees billed by Ernst & Young for professional services rendered for information technology services relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for services rendered to The Banc Corporation, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2002 were $557,208, of which $271,196 were audit-related fees and $86,012 were tax compliance fees. Audit-related fees primarily consist of fees from the audits of benefit plans, required compliance letters, registration statements, and consultations on internal control matters.

     The Audit Committee has considered whether the provision of the services covered above is compatible with maintaining Ernst & Young's independence and has concluded that it is.

                           STOCKHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF STOCKHOLDERS

     Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2004 annual meeting of stockholders must be received by us no later than the close of business on December 31, 2003. You may also submit a proposal for presentation at the annual meeting of stockholders to be held in 2004, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by the close of business on March 16, 2004, then we will not address the proposal in our proxy statement relating to that meeting, and all proxies solicited and received by the Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal. Any proposals should be sent to:

         The Banc Corporation
         17 North Twentieth Street
         Birmingham, Alabama 35203
         Attention: F. Hampton McFadden, Jr., Secretary

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors,

                                          /s/ F. Hampton McFadden, Jr.
                                          F. Hampton McFadden, Jr.
                                          Secretary

Birmingham, Alabama
April 30, 2003

PROXY                         THE BANC CORPORATION                         PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANC CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2003

    The undersigned hereby appoints James A. Taylor, Jr. and F. Hampton McFadden, Jr., either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of The Banc Corporation which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on Tuesday, June 17, 2003, at the Harbert Center, Room C, 2019 4th Avenue North, Birmingham, Alabama 35203, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS. To elect as Directors for a three-year term ending on the date of the Annual Meeting of Stockholders in 2006 the following individuals:

Peter N. DiChiara                                      Michael E. Stephens
Steven C. Hays                                         Marie Swift
Randall E. Jones                                       Johnny Wallis
Jerry M. Smith

              [ ]  FOR                                [ ]  AGAINST

INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in
Item I above write names below:

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as independent auditors for 2003.

          [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the 2003 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

                                                              Dated:                               , 2003
                                                                      --------------------------

                                                              ---------------------------------------
                                                              (Print Name)

                                                              ---------------------------------------
                                                              (Signature of Stockholder(s))
                                                              PLEASE DATE, SIGN AND RETURN THIS PROXY TO
                                                              THE BANC CORPORATION IN THE ENCLOSED
                                                              ENVELOPE, THANK YOU.